Exhibit 10.16

REIMBURSEMENT AND PLEDGE AGREEMENT


THIS REIMBURSEMENT AND PLEDGE AGREEMENT (this "Agreement"), dated as of January 8, 1997, is between KP3, LLC, a Colorado limited liability company (the "Pledgor"), and PMC International, Inc., a Colorado corporation (which, together with its successors, assigns, endorsees, transferees and assignees, is hereinafter referred to as the "Company").


Recitals

A. The Company gave notice to its shareholders on December 18, 1996 of a proposal to provide financial assistance to a limited liability company or its successor (the "LLC") in which certain of its directors and officers had a financial interest, such financial assistance to take the form of a loan by the Company to the LLC, a guaranty from the Company of the LLC's obligations to a third party, a pledge of collateral by the Company to secure the LLC' obligations to a third party or a combination of the foregoing, such financial assistance not to exceed $2,000,000.

B. On January 6, 1997, a committee of the Board of Directors of the Company duly authorized the loans to the Pledgor contemplated hereby and the Company's providing collateral (the "Bank Collateral") to Norwest Bank Colorado, National Association (the "Bank") to secure a loan made by the Bank to the Pledgor in the amount of up to $1,750,000 (the "Loan") pursuant to a Term Loan Agreement dated as of January 8, 1997 (the "Loan Agreement") and any renewal or replacement thereof, such collateral to be made available for up to a two year period.

C. The Pledgor has agreed to reimburse the Company for any amounts paid by the Company toward the Loan or for collateral applied by the Bank to the Loan and has agreed to grant a security interest in all shares of the Company's common stock held by the LLC, consisting of an aggregate of 1,643,845 shares (the "Stock"), to secure such reimbursement obligation and any amounts owed by the Pledgor to the Company pursuant hereto.

D. The proceeds of the Loan have been used by the Pledgor for the purpose of prepaying at a discount amounts owed by Pledgor under Pledgor's promissory note in favor of Marc Geman ("Geman") dated July 27, 1995 in the original principal amount of $2,015,000 (the "Geman Note"), of repaying certain loans made to the Pledgor to pay interest


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on the Geman Note, of repaying a loan made by the Company to the
Pledgor's predecessor in the original principal amount of $250,000 on January 3, 1997, and of paying interest on the Loan.

E. The Company has agreed to advance to the Pledgor amounts sufficient to permit payment of interest on the Loan, such advances to be evidenced by a promissory note or notes as contemplated by Section 1.2.

F. It is a condition precedent to the Company's granting a security interest in the Bank Collateral to secure the Loan that the Pledgor execute and deliver to the Company this Agreement, thereby agreeing to the reimbursement obligation stated herein and pledging the Stock and any other collateral described herein to the Company. The Pledgor acknowledges that the Company is relying on this Agreement in granting a security interest in the Bank Collateral to the Bank.


Agreement

IN CONSIDERATION of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Pledgor agrees with the Company as follows:


ARTICLE I

AGREEMENT TO REIMBURSE;
PROMISSORY NOTES

1.1. Agreement to Reimburse. The Pledgor agrees with the Company to repay and reimburse the Company for any amounts paid by the Company on the Loan and for the fair market value of any of the Bank Collateral applied by the Bank toward the Loan, together with interest on such amounts from the date of such repayment or reimbursement at a rate per annum equal to 9% per annum through the date of payment, such payment or reimbursement to be made within 30 days of such payment or application. If the amounts due hereunder are not repaid to the Company within such 30 day period, the rate of interest shall increase to 15% per annum until such amount have been paid in full.

1.2. Interest Loans. The Company hereby agrees to loan to the LLC amounts sufficient to pay interest on the Loan so long as (i) no Event of Default (as hereinafter defined) shall have occurred and be continuing and (ii) the amount of loans made and Bank Collateral provided would not exceed $2,000,000. The Pledgor shall deliver to the Company promissory notes substantially in the form of Exhibit A


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(the "Company Notes") hereto to evidence its obligation to repay each loan made to the Pledgor to pay interest on the Loan.


ARTICLE II

SECURITY INTEREST

2.1. Grant of Security Interest. The Pledgor hereby assigns and pledges to the Company, and hereby grants to the Company a lien on and security interest in, (a)(i) all of the Pledgor's right, title and interest in and to the Stock, including all of Pledgor's rights to receive the Stock upon payment of the Geman Note pursuant to the terms of the Stock Pledge Agreement between Pledgor and Geman dated as of July 26, 1995; (ii) all rights of the Pledgor to receive monies due or to become due with respect to any or all of the Stock; (iii) all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for or in connection with any or all of the Stock; (iv) all additional shares of stock of the Company from time to time acquired by the Pledgor in respect of or in exchange for any or all of the Stock or otherwise, and the certificates representing such additional shares, and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Stock; and (b) all other property in which the Pledgor at any time has rights and in which at any time a security interest has been granted to the Company by the Pledgor (collectively, the "Collateral").

2.2. Obligations Secured. This Agreement secures the payment and performance of all obligations of the Pledgor to the Company now or hereafter existing under this Agreement and the Company Notes, and any agreements entered into pursuant thereto, whether for principal, interest, fees, expenses or otherwise (all such obligations of the Pledgor being the "Obligations").

2.3. Delivery of Collateral. All certificates or instruments representing or evidencing the Collateral shall be delivered to and held by or on behalf of the Company pursuant hereto, and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance acceptable to the Company. The Company shall have the right in its discretion and without notice to the Pledgor to transfer to or to register in the name of the Company or any of its nominees any or all of the Collateral.

2.4.  Release of Collateral.  The Company hereby agrees to release as


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Collateral hereunder (i) such shares of Stock as are necessary to satisfy the obligations of the Pledgor under the Bedford Options (as hereinafter defined) upon application of the proceeds of the exercise of the Bedford Options to repayment of the Loan, (ii) shares of Stock sold by the Pledgor for the fair market value thereof (but in any event not less than $1.20 per share) upon application of the net proceeds of such sale to repayment of the Loan (net proceeds to be determined after payment of reasonable expenses of sale and any federal and state income taxes to be incurred by the members of the Pledgor in connection with such sale), and (iii) such shares of Stock as to which the Company may agree upon any other repayment of the Loan.


ARTICLE III

REPRESENTATIONS, WARRANTIES AND COVENANTS

3.1. Representations and Warranties. The Pledgor represents and warrants as follows (the following representations may be relied upon by the Company and its agents and attorneys, at any time, including in connection with the sale of the Collateral following foreclosure):

(a) The Pledgor is a limited liability company that is duly organized, validly existing and in good standing under the laws of the State of Colorado, has all requisite power and authority to own its assets and to carry on its business as now conducted and to enter into and perform its obligations under this Agreement.

(b) This Agreement has been duly authorized, executed and delivered by the Pledgor and constitutes a valid and binding obligation of the Pledgor enforceable against the Pledgor in accordance with its terms.

(c) The Pledgor is the legal and beneficial owner of the Collateral free and clear of any lien, pledge, charge or encumbrance of any kind ("Lien").

(d) The Pledgor has legal title to and all necessary right and authority to pledge and assign the Collateral and to deliver the Collateral. The Collateral is not subject to any restrictions on the pledge, sale or other transfer thereof and the Pledgor is not party to any agreement or undertaking that restricts the right to pledge, sell or transfer the Collateral as contemplated by this Agreement, except
(i) those imposed under applicable federal and state securities laws,
(ii) those contained in options on 335,000 shares of Stock previously disclosed to the Company (or having such other exercise price, not below $1.00 per share, to which the Pledgor may agree)(the "Bedford



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Options") as to which all requirements necessary to permit the pledge, sale or other transfer contemplated by this Agreement shall have been complied with, and (iii) those contained in the Shareholders Agreement dated as of December 24, 1996, among PMC International, Inc., Bedford Capital Financial Corporation, Kenneth S. Phillips, David L. Andrus and Phillips & Andrus, LLC as to which all requirements necessary to permit the pledge, sale or other transfer contemplated by this Agreement have been waived.

(f) The pledge of the Collateral pursuant to this Agreement, the delivery of the Collateral to the Company or its designee, and the execution by the Pledgor of a blank stock power will create a valid and perfected first security interest in the Collateral securing the payment and performance of the Obligations.

(g) The execution, delivery and performance of this Agreement by the Pledgor do not and will not (i) violate any provision of the articles of organization or operating agreement of the Company, (ii) violate any provision of any law, rule, regulation, order, decree or other legal obligation having applicability to the Pledgor or the Collateral, nor (iii) violate, conflict with or result in a breach of or constitute a default under any document, agreement, lease, license, permit, authorization, approval or instrument to which the Pledgor is a party or by which the Pledgor or its property may be bound or affected.

(h) The Pledgor has not made any contract or arrangement of any kind, the performance of which contract or arrangement by any other individual or entity could give rise to a Lien on the Collateral. The Pledgor has not performed any acts, or entered into any agreement or contract of any kind, which might prevent the Company from enforcing any of the terms or conditions of this Agreement or selling the Collateral following foreclosure or which would limit the Company in any such enforcement.

(i) The Pledgor hereby makes for the benefit of the Company all representations made by it for the benefit of the Bank in the Loan Agreement.

3.2.  Covenants and Further Assurances.

(a) The Pledgor agrees that, at any time and from time to time, the Pledgor will promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or desirable, or that the Company may reasonably request, in order to perfect and protect the assignment and security interest granted or purported to be granted hereby or to enable the Company to exercise



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and enforce its rights and remedies hereunder with respect to any
Collateral. Pledgor shall provide written notice to Geman of the Company's security interest in the Collateral in a form satisfactory to the Company. In the event that any Collateral is delivered to, or comes within the possession of Pledgor at any time, Pledgor shall notify Company thereof immediately and shall take all action requested by Company to effect delivery of the Collateral to the Company and shall execute and deliver all instruments of transfer and other documents as shall be requested by Company in its discretion to perfect the security interest in the Collateral created hereby.

(b) The Pledgor agrees to deliver all cash, instruments and other property described in Section 3.1 above and all additional shares of stock described in Section 3.1 above to the Company within five days after receipt by the Pledgor and to execute all pledge agreements, security agreements, stock powers, financing statements and all other documents that the Company deems necessary or advisable to grant the Company a valid, perfected first priority security interest in such additional stock or property.

(c) The Pledgor will not take any action with respect to the Collateral which might have a material adverse effect on the security interest of the Company hereunder in the Collateral or the value of the Collateral.

(d) The Company shall offer to the Pledgor to enter into a registration rights agreement in substantially the form offered to persons who recently exchanged the Company's preferred stock for common stock.

(e) The Pledgor hereby agrees to comply, for the benefit of the Company, with all covenants made for the benefit of the Bank in Sections 6 and 7 of the Loan Agreement (other than Sections 6.3.1, 6.3.2, 6.3.3 and 6.3.4).


ARTICLE IV

POWERS AND AUTHORIZATIONS

4.1.  Voting, Dividends and Other Payments.

(a) So long as there exists no Event of Default (as defined in Article V hereof):

(i) the Pledgor shall be entitled to exercise any and all voting and/or consensual rights and powers relating or pertaining to the



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Stock pledged by it or any part thereof for any purpose not inconsistent with the terms hereof;

(ii) any and all dividends in cash or other property, stock or liquidating dividends, distributions of property, returns of capital or other distributions and payments made on or in respect of the Collateral, whether resulting from a subdivision, combination or reclassification of the outstanding Collateral or received in exchange therefor or for any part thereof or as a result of any merger, consolidation, acquisition or other exchange of assets to which any such issuer may be a party or otherwise, and any and all cash and other property received in exchange for or redemption of any Collateral (in each case, after reservation of an amount necessary to cover federal or state income taxes incurred in connection therewith), shall be and become part of the Collateral and, if received by the Pledgor, at the Pledgor's option, either (A) shall be held in trust by the Pledgor for the benefit of the Company and forthwith be delivered by the Pledgor to the Company (registered in the name of the Company, or accompanied by proper instruments of assignment executed by the Pledgor) to be held subject to the terms hereof or (B) shall be applied to payment of principal or interest on the Loan.

(b) Upon the occurrence of an Event of Default all rights of the Pledgor to exercise the voting and/or consensual rights and powers which it is entitled to exercise pursuant to Section 4.1(a) shall, at the Company's option, immediately upon notice to the Pledgor, cease, and the Company shall be entitled to receive all dividends on the Collateral, which dividends shall be held as additional Collateral hereunder.

4.2. Transfers and Other Liens. The Pledgor shall not, without the prior written consent of the Company:

(a) Sell, assign or otherwise dispose of any of the Collateral, except pursuant to the Bedford Options or as otherwise permitted under
Section 2.3; or

(b) Create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the Lien created by this Agreement.

4.3. Company Appointed Attorney-in-Fact. The Pledgor irrevocably appoints the Company as the Pledgor's attorney-in-fact, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Company's discretion, to take any action and to execute any instrument that the Company may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

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(a)  to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

(b) to receive, endorse and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

(c) to file any claims or take any action or institute any proceedings which the Company may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Company with respect to any of the Collateral;

(d) at the Company's option, to effect the transfer of record of the Collateral in and to the name of the Company and to sell or otherwise transfer the Collateral in accordance with the terms of this Agreement; and

(e) at any time after the occurrence of an Event of Default, to instruct the depository, transfer agent, trustee or holder of the Collateral to immediately pay over the Collateral to the Company or sell the Collateral and immediately pay over the proceeds to the Company.

The Company promptly give notice to the Pledgor of any actions taken by it pursuant to this Section 4.3.

4.4. Continuing Security Interest; Release of Collateral. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Obligations, (b) be binding upon and inure to the benefit of the Pledgor, and its successors and assigns, and (c) be binding upon and inure, together with the rights and remedies of the Company hereunder, to the benefit of the Company, its successors, participants, transferees and assigns. Upon the complete and final payment and performance of the Obligations in full, and upon written request delivered by the Pledgor to the Company, the security interest created by this Agreement shall terminate and all rights to the Collateral shall revert to the Pledgor. Upon such event, the Company shall, upon the Pledgor's request and at the Pledgor's expense (x) return to the Pledgor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (y) execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination. The termination of the security interests created by this Agreement shall not terminate or otherwise affect the Company's right or ability to exercise any right, power or remedy on account of any claim for breach


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of warranty or representation, for failure to perform any covenant or other agreement, under any indemnity or for fraud, deceit or other misrepresentation or omission.


ARTICLE V

EVENTS OF DEFAULT AND REMEDIES

5.1. Events of Default. The occurrence of any one or more of the following events or existence of any one or more of the following conditions shall constitute an event of default ("Event of Default") under this Agreement:

(a) The Pledgor shall fail to make any payment when and as due under the Company Note, or shall fail to observe or perform any term of the Company Note and such failure shall continue for ten days or more.

(b) The Pledgor shall fail to observe or perform any term of this Agreement and such failure shall continue for ten days or more.

(c) Any warranty or representation made to the Company in connection with this Agreement proves to have been false in any material respect when made or deemed made.

(d) The Pledgor shall become insolvent, admit in writing its inability to pay its debts as they mature, or make an assignment for the benefit of creditors; or the Pledgor shall apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee otherwise shall be appointed for the Pledgor and shall not be discharged within 15 calendar days after such appointment.

(e) The occurrence and continuance of an event of default as described in Section 8 of the Loan Agreement.

5.2.  Remedies.  Upon the occurrence of an Event of Default hereunder:

(a) All rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 4.1 shall cease.

(b) All payments received by the Pledgor under or in connection with the Collateral shall be received in trust for the benefit of the Company, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Company in the same form as so received (with any necessary endorsement).


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(c)  The Company may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Company on default under the Uniform Commercial Code (the "Code") in effect in the State of Colorado at that time and also may without notice, except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Company's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Company may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least five calendar days' notice to the Pledgor of the time after which any private sale is to be made shall constitute reasonable notification, but notice given in any other reasonable manner or at any other reasonable time shall be sufficient. The Company shall have the right to purchase the Collateral at any public or private sale, and shall have the right to credit upon the amount of the bid made therefor the amount payable to it out of the net proceeds of such sale. Without precluding any other methods of sale, the sale of Collateral shall have been made in a commercially reasonable manner if conducted in conformity with reasonable commercial practices of financial institutions disposing of similar property, but in any event, the Company may sell at its option on such terms as it may choose without assuming any credit risk and without obligation to advertise. The Company shall not be obligated to make any sale of Collateral, regardless of notice of sale having been given. The Company may adjourn any sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

(d) The Pledgor recognizes that the Company will be unable to effect a public sale of any of the Stock by reason of certain prohibitions contained in the Securities Act of 1933 and other applicable state and federal securities laws. The Pledgor acknowledges that the Company may sell the Stock and such other Collateral, if any, that is subject to such prohibitions privately to a restricted group of purchasers who agree to purchase such securities for their own account for investment and not with a view to the distribution or sale thereof, or in any other manner deemed advisable by the Company, and at such price or prices as the Company determines in its sole discretion. The Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale.

(e) The Pledgor shall be liable for and will pay to the Company, as soon as incurred, all costs and expenses, including attorneys' fees, related or incidental to the care, holding, retaking, preparing for


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sale, selling or collection of or realization upon any of the
Collateral or relating or incidental to the establishment or preserving or enforcement of the rights of the Company hereunder or in respect of any of the Collateral, and obtaining legal advice related to any of the foregoing. Further, the Pledgor agrees that any proceeds of the Collateral, resulting from sale, collection or otherwise, and other available moneys coming into the hands of the Company may be applied by the Company, before or after the occurrence of an Event of Default, to the satisfaction or reduction of such of the Obligations or costs and expenses as it may see fit, whether or not matured, in such order as the Company determines.

(f) The Company shall have the right in its discretion and upon notice to the Pledgor, to transfer to or to register in the name of the Company or any of its nominees any or all of the Collateral.

(g) Without any notice to the Pledgor, subject to compliance with notice provisions, if any, required by law, the Company may instruct the depository, transfer agent, trustee or other holder of the Collateral to immediately pay over the Collateral to the Company or sell the Collateral and pay the proceeds to the Company. The Pledgor hereby authorizes and instructs the depository, trustee, transfer agent or holder of the Collateral to immediately pay over the Collateral to the Company or sell the Collateral and pay the proceeds to the Company upon notice from the Company without the need for any acknowledgment or consent by the Pledgor or further action on the part of the Pledgor and the Pledgor hereby agrees to indemnify and hold harmless the depository, transfer agent, trustee or other holder of the Collateral from and against any and all claims, demands, causes of action, losses or expenses as a result of the depository, transfer agent, trustee or other holder of the Collateral delivering the Collateral to the Company or liquidating the Collateral and paying the proceeds to the Company.

(h) The Company may exercise all of the remedies set forth herein from time to time upon the occurrence of any Event of Default and may exercise the remedies set forth herein separately in connection with the occurrence of each Event of Default. The exercise of any remedies herein in connection with one Event of Default shall not prevent the Company from exercising any and all remedies set forth herein in connection with any subsequent Event of Default. The Pledgor recognizes that the Collateral is of a type that may decline speedily in value.

5.3. Application of Proceeds. The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Company in the following order of priority:


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First, to payment of the expenses of such sale or other realization, including reasonable compensation to the Company and its agents and counsel, and all expenses, liabilities and advances incurred or made by the Company in connection therewith, and any other unreimbursed expenses for which the Company is to be reimbursed pursuant to this Agreement or the Company Notes;

Second, to payment of all other Obligations in such order as the Company shall determine until all such Obligations have been paid in full; and

Third, to payment to the Pledgor, or its successors or assigns, or as a court of competent jurisdiction may direct.


ARTICLE VI

MISCELLANEOUS

6.1. Security Interest Absolute. The Pledgor agrees that all rights of the Company and the assignment and security interest hereunder and all Obligations of the Pledgor shall be absolute and unconditional, irrespective of, and the Pledgor hereby consents to:

(a) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations;

(b) any amendment, modification or restatement of any of the terms of this Agreement or the Company Notes;

(c)  any exchange, release or nonperfection of any Collateral; or

(d) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, which might otherwise constitute a defense available to, or a discharge of, the Pledgor.

6.2. Notices. All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand (including by a nationally recognized overnight courier service), with written confirmation of receipt, or (b) when sent by telecopier (with written confirmation of receipt), provided that a copy is also delivered by hand (including by a nationally recognized overnight courier service), with written confirmation of receipt, on the next business day thereafter, in each case to the addresses listed below:


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If to Pledgor:

KP3, LLC
555 Seventeenth Street
14th Floor
Attention:  Kenneth S. Phillips
Facsimile:  (303) 293-2152

With a copy to:

Waldbaum, Corn, Koff, Berger & Cohen, P.C.
303 East Seventeenth Avenue
Suite 940
Denver, Colorado  80203
Attention:  Leonard N. Waldbaum, Esq.
Facsimile:  (303) 861-0601

If to Company:

PMC International, Inc.
555 Seventeenth Street
14th Floor
Denver, Colorado  80202
Attention:  Maureen E. Dobel, Esq.
Facsimile: (303) 293-2152

With a copy to:

Holme Roberts & Owen, LLP.
1700 Lincoln
Suite 4100
Denver, CO 80203
Attention:  Francis R. Wheeler
Facsimile:  (303) 866-0200

Any party may change its address for the giving of notice by providing notice of such change hereunder.

6.3. Waiver of Rights of Subrogation. The Company hereby waives any rights of subrogation it may have to enforce against Kenneth S.
Phillips under the Continuing Guaranty given by Mr. Phillips to the Bank in connection with the Loan.

6.4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado.

6.5.  Entire Agreement.  This Agreement and the Company Notes


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constitute and incorporate the entire agreement between the Company and the Pledgor concerning the subject matter of this Agreement and supersede any prior agreements between the Company and the Pledgor concerning the subject matter hereof.

6.6. Jurisdiction and Venue. At the option of the Company, an action may be brought to enforce this Agreement in the District Court in and for the City and County of Denver, State of Colorado, in the United States District Court for the District of Colorado or in any other court in which venue and jurisdiction are proper. The Pledgor consents to venue and jurisdiction in the District Court for the City and County of Denver, State of Colorado and in the United States District Court for the District of Colorado and to jurisdiction and service of process under Sections 13-1-124(1)(a) and 13-1-125, Colorado Revised Statutes (1973), as amended, in any action commenced to enforce this Agreement, and hereby irrevocably waives the defense of inconvenient forum to the maintenance of any such action or proceeding.

6.7. Severability. The invalidity, illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement.

6.8. Time of the Essence. Time is of the essence with respect to the dates, terms and conditions of this Agreement.

6.9. Amendments and Waivers. No amendment or waiver of any provision of this Agreement nor consent to any departure by the Pledgor here from, shall in any event be effective unless the same shall be in writing and signed by the Company, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

6.10. Facsimile Signatures. This Agreement, and all documents executed pursuant hereto including without limitation financing statements, stock powers and other documents evidencing the security interest created hereby, may be executed and delivered by facsimile transmission, such execution and delivery to be valid and deemed an original for all purposes.

IN WITNESS WHEREOF, the Company and the Pledgor have duly executed and delivered this Agreement as of the date first above written.


COMPANY:

PMC INTERNATIONAL, INC.



By:
Name:  Maureen E. Dobel
Title: Corporate Secretary

PLEDGOR:

KP3, LLC,


By:
Name:  Kenneth S. Phillips
Title: Manager

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